                                                                    EXHIBIT 11.1

EDGE PETROLEUM CORPORATION

COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
--------------------------------------------------------------------------------

                                                                THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                     JUNE 30,                   JUNE 30,
                                                              -----------------------    ----------------------
                                                                1997           1996        1997          1996
Primary Calculation:

Shares issued in connection with the combination and
 assumed outstanding for all periods                           4,701,361    4,701,361    4,701,361    4,701,361

Weighted average shares and equivalent shares outstanding:
  Issued in connection with the public offering                2,760,000                 1,921,326
  Restricted stock                                               250,586                   174,441
                                                              ----------   ----------   ----------   ----------
Pro forma weighted average common and
 common equivalent shares outstanding                          7,711,947    4,701,361    6,797,128    4,701,361
                                                              ==========   ==========   ==========   ==========
Net income                                                    $1,105,538   $  160,569   $2,036,889   $   68,073
                                                              ==========   ==========   ==========   ==========
Pro forma primary earnings per share                          $     0.14   $     0.03   $     0.30   $     0.01
                                                              ==========   ==========   ==========   ==========

The difference between primary and fully diluted earnings per share is not significant.